Exhibit 99

Table of Contents

Page

Financial Highlights	3

Consolidated Balance Sheets	4

Consolidated Statements of Income (Loss)	5

Consolidated Statements of Cash Flows	6

Reconciliation of Net Income (Loss) to Adjusted EBITDA without Non-Recurring Other Expense and Net Income (Loss) Attributable to Common Shareholders to FFO and Normalized FFO	7

Market Capitalization, Debt and Coverage Ratios	8

Debt Analysis	9

Debt Maturity	10

Securities Portfolio Performance	11

Property Summary and Snapshot	12

Same Property Statistics	13

Acquisition Summary and Property Portfolio	14

Definitions	15

Press Release Dated November 8, 2022	16

Certain information in this Supplemental Information Package contains Non-GAAP financial measures. These Non-GAAP financial measures are REIT industry financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America. Please see page 15 for a definition of these Non-GAAP financial measures and page 7 for the reconciliation of certain captions in the Supplemental Information Package to the statement of operations as reported in the Company’s filings with the SEC on Form 10-Q.

UMH Properties, Inc. | Third Quarter FY 2022 Supplemental Information	2

Financial Highlights

(dollars in thousands except per share amounts) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Operating Information
Number of Communities			132	127
Number of Sites			24,975	23,973
Rental and Related Income	$42,893	$40,248	$126,699	$118,302
Community Operating Expenses	$19,181	$16,833	$56,175	$51,015
Community NOI	$23,712	$23,415	$70,524	$67,287
Expense Ratio	44.7%	41.8%	44.3%	43.1%
Sales of Manufactured Homes	$9,044	$7,782	$20,329	$21,819
Number of Homes Sold	89	101	236	294
Number of Rentals Added	142	96	293	448
Net Income (Loss)	$(5,218)	$4,197	$(8,631)	$34,078
Net Income (Loss) Attributable to Common Shareholders	$(9,745)	$(3,403)	$(36,548)	$11,839
Adjusted EBITDA without Non-Recurring Other Expense	$23,242	$23,521	$68,119	$67,080
FFO Attributable to Common Shareholders	$10,292	$10,822	$18,516	$29,058
Normalized FFO Attributable to Common Shareholders	$11,678	$11,146	$29,348	$30,128

Shares Outstanding and Per Share Data
Weighted Average Shares Outstanding
Basic	54,891	47,778	53,746	45,212
Diluted	54,891	47,778	53,746	46,247
Net Income (Loss) Attributable to Common
Shareholders per Share-
Basic	$(0.18)	$(0.07)	$(0.68)	$0.27
Diluted	$(0.18)	$(0.07)	$(0.68)	$0.28
FFO per Share-
Basic and Diluted	$0.19	$0.22	$0.34	$0.63
Normalized FFO per Share-
Basic and Diluted	$0.21	$0.23	$0.54	$0.65
Dividends per Common Share	$0.20	$0.19	$0.60	$0.57

Balance Sheet
Total Assets			$1,266,900	$1,205,734
Total Liabilities			$755,348	$536,099

Market Capitalization
Total Debt, Net of Unamortized Debt Issuance Costs			$726,061	$507,336
Equity Market Capitalization			$890,486	$1,114,266
Series C Preferred Stock			$-0-	$247,100
Series D Preferred Stock			$215,407	$215,219
Total Market Capitalization			$1,831,954	$2,083,921

UMH Properties, Inc. | Third Quarter FY 2022 Supplemental Information	3

Consolidated Balance Sheets

(in thousands except per share amounts)

	September 30,	December 31,
	2022	2021
	(unaudited)
ASSETS
Investment Property and Equipment
Land	$81,114	$74,963
Site and Land Improvements	772,468	716,211
Buildings and Improvements	33,260	30,450
Rental Homes and Accessories	410,531	383,467
Total Investment Property	1,297,373	1,205,091
Equipment and Vehicles	25,916	24,437
Total Investment Property and Equipment	1,323,289	1,229,528
Accumulated Depreciation	(350,762)	(316,073)
Net Investment Property and Equipment	972,527	913,455

Other Assets
Cash and Cash Equivalents	62,512	116,175
Marketable Securities at Fair Value	39,217	113,748
Inventory of Manufactured Homes	57,206	23,659
Notes and Other Receivables, net	65,103	55,359
Prepaid Expenses and Other Assets	20,628	17,135
Land Development Costs	38,949	22,352
Investment in Joint Venture	10,758	8,937
Total Other Assets	294,373	357,365

TOTAL ASSETS	$1,266,900	$1,270,820

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages Payable, net of unamortized debt issuance costs	$499,697	$452,567
Other Liabilities
Accounts Payable	6,768	4,274
Loans Payable, net of unamortized debt issuance costs	127,342	46,757
Series A Bonds, net of unamortized debt issuance costs	99,022	-0-
Accrued Liabilities and Deposits	14,145	17,162
Tenant Security Deposits	8,374	7,920
Total Other Liabilities	255,651	76,113
Total Liabilities	755,348	528,680

COMMITMENTS AND CONTINGENCIES

Shareholders’ Equity:
Series C- 6.75% Cumulative Redeemable Preferred Stock, $0.10 par value per share; 3,866 and 13,750 shares authorized as of September 30 2022 and December 31, 2021; 9,884 issued and outstanding as of December 31, 2021	-0-	247,100
Series D- 6.375% Cumulative Redeemable Preferred Stock, $0.10 par value per share; 9,300 shares authorized; 8,616 and 8,609 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	215,407	215,219
Common Stock- $0.10 par value per share: 154,048 and 144,164 shares authorized as of September 30, 2022 and December 31, 2021; 55,138 and 51,651 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	5,514	5,165
Excess Stock- $0.10 par value per share: 3,000 shares authorized; no shares issued or outstanding as of September 30, 2022 and December 31, 2021	-0-	-0-
Additional Paid-In Capital	313,806	300,020
Undistributed Income (Accumulated Deficit)	(25,364)	(25,364)
Total UMH Properties, Inc. Shareholders’ Equity	509,363	742,140
Non-Controlling Interest in Consolidated Subsidiaries	2,189	-0-
Total Shareholders’ Equity	511,552	742,140

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,266,900	$1,270,820

UMH Properties, Inc. | Third Quarter FY 2022 Supplemental Information	4

Consolidated Statements of Income (Loss)

(in thousands except per share amounts) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
INCOME:
Rental and Related Income	$42,893	$40,248	$126,699	$118,302
Sales of Manufactured Homes	9,044	7,782	20,329	21,819
TOTAL INCOME	51,937	48,030	147,028	140,121

EXPENSES:
Community Operating Expenses	19,181	16,833	56,175	51,015
Cost of Sales of Manufactured Homes	6,330	5,826	14,150	16,314
Selling Expenses	1,625	1,324	3,994	3,817
General and Administrative Expenses	5,150	3,165	13,348	9,945
Depreciation Expense	12,302	11,380	36,003	33,572
TOTAL EXPENSES	44,588	38,528	123,670	114,663

OTHER INCOME (EXPENSE):
Interest Income	1,080	857	3,058	2,466
Dividend Income	699	1,267	2,200	3,856
Gain (Loss) on Sales of Marketable Securities, net	(6,405)	2,636	24,316	2,342
Increase (Decrease) in Fair Value of Marketable Securities	(1,230)	(5,390)	(43,024)	14,120
Other Income	366	189	782	488
Loss on Investment in Joint Venture	(116)	-0-	(373)	-0-
Interest Expense	(6,951)	(4,773)	(18,852)	(14,543)
TOTAL OTHER INCOME (EXPENSE)	(12,557)	(5,214)	(31,893)	8,729

Income (Loss) before Loss on Sales of Investment Property and Equipment	(5,208)	4,288	(8,535)	34,187
Loss on Sales of Investment Property and Equipment	(10)	(91)	(96)	(109)
NET INCOME (LOSS)	(5,218)	4,197	(8,631)	34,078

Preferred Dividends	(4,588)	(7,600)	(19,788)	(22,239)
Redemption of Preferred Stock	-0-	-0-	(8,190)	-0-
Loss Attributable to Non-Controlling Interest	61	-0-	61	-0-

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(9,745)	$(3,403)	$(36,548)	$11,839

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS PER SHARE –
Basic	$(0.18)	$(0.07)	$(0.68)	$0.27
Diluted	$(0.18)	$(0.07)	$(0.68)	$0.28

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	54,891	47,778	53,746	45,212
Diluted	54,891	47,778	53,746	46,247

UMH Properties, Inc. | Third Quarter FY 2022 Supplemental Information	5

Consolidated Statements of Cash Flows

(in thousands) (unaudited)

	Nine Months Ended
	September 30, 2022	September 30, 2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(8,631)	$34,078
Non-Cash Items Included in Net Income (Loss):
Depreciation	36,003	33,572
Amortization of Financing Costs	1,445	725
Stock Compensation Expense	3,912	2,259
Provision for Uncollectible Notes and Other Receivables	979	823
Gain on Sales of Marketable Securities, net	(24,316)	(2,342)
(Increase) Decrease in Fair Value of Marketable Securities	43,024	(14,120)
Loss on Sales of Investment Property and Equipment	96	109
Changes in Operating Assets and Liabilities:
Inventory of Manufactured Homes	(33,547)	5,119
Notes and Other Receivables, net of notes acquired with acquisitions	(10,054)	(8,125)
Prepaid Expenses and Other Assets	(3,759)	(5,492)
Accounts Payable	2,494	295
Accrued Liabilities and Deposits	(3,017)	(1,093)
Tenant Security Deposits	454	442
Net Cash Provided by Operating Activities	5,083	46,250

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Manufactured Home Communities	(44,684)	(19,195)
Purchase of Investment Property and Equipment	(53,677)	(46,527)
Proceeds from Sales of Investment Property and Equipment	2,522	2,023
Additions to Land Development Costs	(16,597)	(17,111)
Purchase of Marketable Securities	(14)	(12)
Proceeds from Sales of Marketable Securities	55,836	16,835
Investment in Joint Venture	(1,821)	-0-
Net Cash Used in Investing Activities	(58,435)	(63,987)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Mortgages	59,801	6,070
Net Proceeds (Payments) from Short-Term Borrowings	80,437	(47,339)
Principal Payments of Mortgages	(11,855)	(10,479)
Proceeds from Bonds Issuance	102,670	-0-
Financing Costs on Debt	(5,761)	(127)
Investments from Non-Controlling Interest	2,250	-0-
Proceeds from At-The-Market Preferred Equity Program, net of offering costs	110	53,213
Payments on Redemption of Preferred Stock	(247,100)	-0-
Proceeds from At-The-Market Common Equity Program, net of offering costs	62,753	110,521
Proceeds from Issuance of Common Stock in the DRIP, net of Dividend Reinvestments	3,210	4,737
Proceeds from Exercise of Stock Options	4,195	8,304
Preferred Dividends Paid	(21,178)	(22,239)
Common Dividends Paid, net of Dividend Reinvestments	(30,109)	(23,047)
Net Cash Provided by (Used in) Financing Activities	(577)	79,614

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(53,929)	61,877
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	125,026	28,593
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$71,097	$90,470

UMH Properties, Inc. | Third Quarter FY 2022 Supplemental Information	6

Reconciliation of Net Income (Loss) to Adjusted EBITDA without Non-Recurring Other Expense and Net Income (Loss) Attributable to Common Shareholders to FFO and Normalized FFO

(in thousands except footnotes) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Reconciliation of Net Income (Loss) to Adjusted EBITDA without Non-Recurring Other Expense

Net Income (Loss)	$(5,218)	$4,197	$(8,631)	$34,078
Interest Expense	6,951	4,773	18,852	14,543
Franchise Taxes	96	93	288	279
Depreciation Expense	12,302	11,380	36,003	33,572
Depreciation Expense from Unconsolidated Joint Venture	90	-0-	257	-0-
(Increase) Decrease in Fair Value of Marketable Securities	1,230	5,390	43,024	(14,120)
(Gain) Loss on Sales of Marketable Securities, net	6,405	(2,636)	(24,316)	(2,342)
Adjusted EBITDA	21,856	23,197	65,477	66,010
Non-Recurring Other Expense (1)	1,386	324	2,642	1,070
Adjusted EBITDA without Non-Recurring Other Expense	$23,242	$23,521	$68,119	$67,080

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to Funds from Operations

Net Income (Loss) Attributable to Common Shareholders	$(9,745)	$(3,403)	$(36,548)	$11,839
Depreciation Expense	12,302	11,380	36,003	33,572
Depreciation Expense from Unconsolidated Joint Venture	90	-0-	257	-0-
Loss on Sales of Depreciable Assets	10	91	96	109
(Increase) Decrease in Fair Value of Marketable Securities	1,230	5,390	43,024	(14,120)
(Gain) Loss on Sales of Marketable Securities, net	6,405	(2,636)	(24,316)	(2,342)
Funds from Operations Attributable to Common Shareholders (“FFO”)	10,292	10,822	18,516	29,058

Adjustments:
Redemption of Preferred Stock	-0-	-0-	8,190	-0-
Non-Recurring Other Expense (1)	1,386	324	2,642	1,070
Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”)	$11,678	$11,146	$29,348	$30,128

(1) For the three and nine months ended September 30, 2022, consists of special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing, which are being expensed over the vesting period ($431 and $1,293, respectively) and non-recurring expenses for the joint venture with Nuveen ($2 and $54, respectively), early extinguishment of debt ($2 and $195, respectively), one-time legal fees ($38 and $187, respectively), fees related to the establishment of the Opportunity Zone Fund ($893) and costs associated with acquisition not completed ($20). For 2021, consists of special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing, which are being expensed over the vesting period.

UMH Properties, Inc. | Third Quarter FY 2022 Supplemental Information	7

Market Capitalization, Debt and Coverage Ratios

(in thousands) (unaudited)

	Nine Months Ended				Year Ended
	September 30, 2022		September 30, 2021		December 31, 2021
Shares Outstanding	55,138		48,658		51,651
Market Price Per Share	$16.15		$22.90		$27.33
Equity Market Capitalization	$890,486		$1,114,266		$1,411,624
Total Debt	726,061		507,336		499,324
Preferred	215,407		462,319		462,319
Total Market Capitalization	$1,831,954		$2,083,921		$2,373,267

Total Debt	$726,061		$507,336		$499,324
Less: Cash and Cash Equivalents	(62,512)		(82,435)		(116,175)
Net Debt	663,549		424,901		383,149
Less: Marketable Securities at Fair Value (“Securities”)	(39,217)		(102,811)		(113,748)
Net Debt Less Securities	$624,332		$322,090		$269,401

Interest Expense	$18,852		$14,543		$19,158
Capitalized Interest	1,290		1,051		1,476
Preferred Dividends	19,788		22,239		29,839
Total Fixed Charges	$39,930		$37,833		$50,473

Adjusted EBITDA without Non-Recurring Other Expense	$68,119		$67,080		$90,312

Debt and Coverage Ratios

Net Debt / Total Market Capitalization	36.2%		20.4%		16.1%

Net Debt Plus Preferred / Total Market Capitalization	48.0%		42.6%		35.6%

Net Debt Less Securities / Total Market Capitalization	34.1%		15.5%		11.4%

Net Debt Less Securities Plus Preferred / Total Market Capitalization	45.8%		37.6%		30.8%

Interest Coverage	3.4	x	4.3	x	4.4	x

Fixed Charge Coverage	1.7	x	1.8	x	1.8	x

Net Debt / Adjusted EBITDA without Non-Recurring Other Expense	7.3	x	4.8	x	4.2	x

Net Debt Less Securities / Adjusted EBITDA without Non-Recurring Other Expense	6.9	x	3.6	x	3.0	x

Net Debt Plus Preferred / Adjusted EBITDA without Non-Recurring Other Expense	9.7	x	9.9	x	9.4	x

Net Debt Less Securities Plus Preferred / Adjusted EBITDA without Non-Recurring Other Expense	9.2	x	8.8	x	8.1	x

UMH Properties, Inc. | Third Quarter FY 2022 Supplemental Information	8

Debt Analysis

(in thousands) (unaudited)

	Nine Months Ended		Year Ended
	September 30, 2022	September 30, 2021	December 31, 2021
Debt Outstanding
Mortgages Payable:
Fixed Rate Mortgages	$504,647	$471,881	$456,702
Unamortized Debt Issuance Costs	(4,950)	(4,354)	(4,135)

Mortgages, Net of Unamortized Debt Issuance Costs	$499,697	$467,527	$452,567
Loans Payable:
Unsecured Line of Credit	$75,000	$25,000	$25,000
Other Loans Payable	52,382	15,014	21,945

Total Loans Before Unamortized Debt Issuance Costs	127,382	40,014	46,945
Unamortized Debt Issuance Costs	(40)	(205)	(188)

Loans, Net of Unamortized Debt Issuance Costs	$127,342	$39,809	$46,757
Bonds Payable:
Series A Bonds	$102,670	$-0-	$-0-
Unamortized Debt Issuance Costs	(3,648)	-0-	-0-

Bonds, Net of Unamortized Debt Issuance Costs	$99,022	$-0-	$-0-

Total Debt, Net of Unamortized Debt Issuance Costs	$726,061	$507,336	$499,324

% Fixed/Floating
Fixed	82.7%	92.2%	90.7%
Floating	17.3%	7.8%	9.3%
Total	100.0%	100.0%	100.0%

Weighted Average Interest Rates (1)
Mortgages Payable	3.87%	3.79%	3.75%
Loans Payable	4.97%	2.34%	2.66%
Bonds Payable	4.72%	N/A	N/A
Total Average	4.18%	3.68%	3.65%

Weighted Average Maturity (Years) Mortgages Payable	5.1	5.3	5.2

(1)	Weighted average interest rates do not include the effect of unamortized debt issuance costs.

UMH Properties, Inc. | Third Quarter FY 2022 Supplemental Information	9

Debt Maturity

(in thousands) (unaudited)

Total Debt
Millions
$400
$350
$300
$250
$200
$150
$100
$50
$-
FY 2022
FY 2023
FY 2024
FY 2025
FY 2026
Thereafter
Mortgages
Loans
Bonds

As of September 30, 2022:

Fiscal Year Ended	Mortgages	Loans		Bonds		Total	% of Total
2022	$6,389	$ 127,382	(1)	$-0-		$133,771	18.2%
2023	59,249	-0-		-0-		59,249	8.1%
2024	-0-	-0-		-0-		-0-	0.0%
2025	125,961	-0-		-0-		125,961	17.2%
2026	38,568	-0-		-0-		38,568	5.2%
Thereafter	274,480	-0-		102,670	(2)	377,150	51.3%

Total Debt Before Unamortized Debt Issuance Cost	504,647	127,382		102,670		734,699	100.0%

Unamortized Debt Issuance Cost	(4,950)	(40)		(3,648)		(8,638)

Total Debt, Net of Unamortized Debt Issuance Costs	$499,697	$127,342		$99,022		$726,061

(1)	Includes $75.0 million balance outstanding on the Company’s Line of Credit due November 2022, with an additional one-year option. Subsequent to quarter end, the Company entered into a Second Amended and Restated Credit Agreement to expand and extend, to November 2026, it’s exiting credit agreement.
(2)	Represents $102.7 million balance outstanding of the Company’s Series A Bonds due February 28, 2027.

UMH Properties, Inc. | Third Quarter FY 2022 Supplemental Information	10

Securities Portfolio Performance

(in thousands)

Year Ended	Securities Available for Sale	Dividend Income	Net Realized Gain on Sale of Securities	Net Realized Gain on Sale of Securities & Dividend Income
2010	$28,757	$1,763	$2,028	$3,791
2011	43,298	2,512	2,693	5,205
2012	57,325	3,244	4,093	7,337
2013	59,255	3,481	4,056	7,537
2014	63,556	4,066	1,543	5,609
2015	75,011	4,399	204	4,603
2016	108,755	6,636	2,285	8,921
2017	132,964	8,135	1,747	9,882
2018	99,596	10,367	20	10,387
2019	116,186	7,535	-0-	7,535
2020	103,172	5,729	-0-	5,729
2021	113,748	5,098	2,342	7,440
2022*	39,217	2,200	24,316	26,516

		$65,165	$45,327	$110,492

*For the Nine Months ended September 30, 2022.

UMH Properties, Inc. | Third Quarter FY 2022 Supplemental Information	11

Property Summary and Snapshot

(unaudited)

	September 30, 2022	September 30, 2021	% Change

Communities	132	127	3.9%
Developed Sites	24,975	23,973	4.2%
Occupied	21,198	20,655	2.6%
Occupancy %	84.9%	86.2%	(130	bps)
Total Rentals	8,999	8,700	3.4%
Occupied Rentals	8,489	8,273	2.6%
Rental Occupancy %	94.3%	95.1%	(80	bps)
Monthly Rent Per Site	$492	$470	4.7%
Monthly Rent Per Home Rental Including Site	$854	$809	5.6%

State	Number	Total Acreage	Developed Acreage	Vacant Acreage	Total Sites	Occupied Sites	Occupancy Percentage	Monthly Rent Per Site	Total Rentals	Occupied Rentals	Rental Occupancy Percentage	Monthly Rent Per Home Rental
		(1)		(1)								(2)

Alabama	2	69	62	7	331	77	23.3%	$321	45	39	86.7%	$834
Indiana	14	1,105	893	212	4,004	3,460	86.4%	$456	1,781	1,666	93.5%	$844
Maryland	1	77	10	67	62	62	100.0%	$589	-0-	-0-	N/A	N/A
Michigan	4	241	222	19	1,089	855	78.5%	$525	288	270	93.8%	$855
New Jersey	4	349	187	162	1,006	965	95.9%	$706	43	42	97.7%	$1,070
New York	8	674	323	351	1,352	1,157	85.6%	$563	450	421	93.6%	$980
Ohio	37	1,837	1,390	447	6,933	5,901	85.1%	$457	2,634	2,511	95.3%	$813
Pennsylvania	53	2,348	1,891	457	8,005	6,838	85.4%	$490	2,860	2,678	93.6%	$872
South Carolina	2	63	60	3	322	155	48.1%	$601	55	48	87.3%	$752
Tennessee	7	544	316	228	1,871	1,728	92.4%	$502	843	814	96.6%	$865
Total as of September 30, 2022	132	7,307	5,354	1,953	24,975	21,198	84.9%	$492	8,999	8,489	94.3%	$854

(1) Total and Vacant Acreage of 220 for the Mountain View Estates property is included in the above summary.
(2) Includes home and site rent charges.

UMH Properties, Inc. | Third Quarter FY 2022 Supplemental Information	12

Same Property Statistics

(in thousands) (unaudited)

	For Three Months Ended				For Nine Months Ended
	September 30, 2022	September 30, 2021	Change	% Change	September 30, 2022	September 30, 2021	Change	% Change
Community Net Operating Income
Rental and Related Income	$41,651	$39,670	$1,981	5.0%	$123,906	$116,984	$6,922	5.9%
Community Operating Expenses	17,378	15,858	1,520	9.6%	51,553	47,398	4,155	8.8%

Community NOI	$24,273	$23,812	$461	1.9%	$72,353	$69,586	$2,767	4.0%

	September 30, 2022	September 30, 2021	Change

Total Sites	23,383	23,318	0.3%
Occupied Sites	20,315	20,276	39 sites, 0.2%
Occupancy %	86.9%	87.0%	(10bps)
Number of Properties	124	124	N/A
Total Rentals	8,788	8,534	3.0%
Occupied Rentals	8,309	8,154	1.9%
Rental Occupancy	94.5%	95.5%	(100bps)
Monthly Rent Per Site	$493	$473	4.2%
Monthly Rent Per Home Including Site	$853	$810	5.3%

Same Property includes all properties owned as of January 1, 2021, with the exception of Memphis Blues and Duck River Estates.

UMH Properties, Inc. | Third Quarter FY 2022 Supplemental Information	13

Acquisitions Summary

(dollars in thousands)

At Acquisition:
Year of Acquisition	Number of Communities	Sites	Occupied Sites	Occupancy %	Purchase Price	Price Per Site	Total Acres
2019	4	1,495	935	62%	$56,237	$38	247
2020	2	310	197	64%	$7,840	$25	48
2021	3	543	319	59%	$18,300	$34	113
2022	5	905	478	53%	$44,253	$49	246

2022 Acquisitions
Community	Date of Acquisition	State	Number of Sites	Purchase Price	Number of Acres	Occupancy
Center Manor	March 31, 2022	PA	96	$5,800	18	83%
Mandell Trails	May 3, 2022	PA	132	7,375	65	70%
La Vista Estates	May 25, 2022	AL	139	3,878	36	6%
Hidden Creek	July 14, 2022	MI	351	22,000	88	63%
Hammond Estates	August 10, 2022	SC	187	5,200	39	42%
Total 2022 to Date			905	$44,253	246	53%

UMH Properties, Inc. | Third Quarter FY 2022 Supplemental Information	14

Definitions

Investors and analysts following the real estate industry utilize funds from operations available to common shareholders (“FFO”), normalized funds from operations available to common shareholders (“Normalized FFO”), community NOI, same property NOI, and earnings before interest, taxes, depreciation, amortization and acquisition costs (“Adjusted EBITDA without Non-Recurring Other Expense”), variously defined, as supplemental performance measures. While the Company believes net income (loss) available to common shareholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, it considers Community NOI, Same Property NOI, Adjusted EBITDA without Non-Recurring Other Expense, FFO and Normalized FFO, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of U.S. GAAP depreciation and amortization of real estate assets. FFO also adjusts for the effects of the change in the fair value of marketable securities and gains and losses realized on marketable securities. Normalized FFO reflects the same assumptions as FFO except that it also adjusts for and certain one-time charges. Community NOI and Same Property NOI provides a measure of rental operations and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA without Non-Recurring Other Expense provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. In addition, Community NOI, Same Property NOI, Adjusted EBITDA without Non-Recurring Other Expense, FFO and Normalized FFO are commonly used in various ratios, pricing multiples, yields and returns and valuation of calculations used to measure financial position, performance and value.

As used herein, the Company calculates FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), to be equal to net income (loss) applicable to common shareholders, as defined by U.S. GAAP, excluding extraordinary items as defined by U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, the change in the fair value of marketable securities, and the gain or loss on the sale of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the NAREIT FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of NAREIT FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities, and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the gains and losses realized on marketable securities and change in the fair value of marketable securities from our FFO calculation. NAREIT created FFO as a non-GAAP supplemental measure of REIT operating performance.

Normalized FFO is calculated as FFO excluding certain one-time charges.

Normalized FFO per Diluted Common Share is calculated using diluted weighted shares outstanding of 55.6 million and 54.7 million shares for the three and nine months ended September 30, 2022, respectively, and 49.1 million and 46.2 million shares for the three and nine months ended September 30, 2021, respectively. Common stock equivalents resulting from stock options in the amount of 728,000 and 956,000 shares for the three and nine months ended September 30, 2022, respectively, and 1.3 million shares for the three months ended September 30, 2021 were excluded from the computation of Diluted Net Income (Loss) per Share as their effect would have been anti-dilutive. Common stock equivalents resulting from stock options in the amount of 1.0 million shares for the nine months ended September 30, 2021 were included in the computation of Diluted Net Income (Loss) per share.

Community NOI is calculated as rental and related income less community operating expenses such as real estate taxes, repairs and maintenance, community salaries, utilities, insurance and other expenses. Community NOI excludes realized gains (losses) on securities transactions.

Same Property NOI is calculated as Community NOI, using all properties owned as of January 1, 2021, with the exception of Memphis Blues and Duck River Estates.

Adjusted EBITDA without Non-Recurring Other Expense is calculated as net income (loss) plus interest expense, franchise taxes, depreciation, and the change in the fair value of marketable securities.

Community NOI, Same Property NOI, Adjusted EBITDA without Non-Recurring Other Expense, FFO and Normalized FFO do not represent cash generated from operating activities in accordance with U.S. GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. Community NOI, Same Property NOI, Adjusted EBITDA without Non-Recurring Other Expense, FFO and Normalized FFO should not be considered as substitutes for net income (loss) applicable to common shareholders (calculated in accordance with U.S. GAAP) as a measure of results of operations, or cash flows (calculated in accordance with U.S. GAAP) as a measure of liquidity. Community NOI, Same Property NOI, Adjusted EBITDA without Non-Recurring Other Expense, FFO and Normalized FFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

UMH Properties, Inc. | Third Quarter FY 2022 Supplemental Information	15

Press Release Dated November 8, 2022

FOR IMMEDIATE RELEASE	November 8, 2022
Contact: Nelli Madden
732-577-9997

UMH PROPERTIES, INC. REPORTS RESULTS FOR THE THIRD QUARTER ENDED

SEPTEMBER 30, 2022

FREEHOLD, NJ, November 8, 2022........ UMH Properties, Inc. (NYSE:UMH) reported Total Income for the quarter ended September 30, 2022 of $51.9 million as compared to $48.0 million for the quarter ended September 30, 2021, representing an increase of 8%. Net Loss Attributable to Common Shareholders amounted to $9.7 million or $0.18 per diluted share for the quarter ended September 30, 2022 as compared to $3.4 million or $0.07 per diluted share for the quarter ended September 30, 2021.

Funds from Operations Attributable to Common Shareholders (“FFO”), was $10.3 million or $0.19 per diluted share for the quarter ended September 30, 2022 as compared to $10.8 million or $0.22 per diluted share for the quarter ended September 30, 2021. Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), was $11.7 million or $0.21 per diluted share for the quarter ended September 30, 2022, as compared to $11.1 million or $0.23 per diluted share for the quarter ended September 30, 2021.

A summary of significant financial information for the three and nine months ended September 30, 2022 and 2021 is as follows (in thousands except per share amounts):

	For the Three Months Ended
	September 30,
	2022	2021

Total Income	$51,937	$48,030
Total Expenses	$44,588	$38,528
Net Loss Attributable to Common Shareholders	$(9,745)	$(3,403)
Net Loss Attributable to Common Shareholders per Diluted Common Share	$(0.18)	$(0.07)
FFO (1)	$10,292	$10,822
FFO (1) per Diluted Common Share	$0.19	$0.22
Normalized FFO (1)	$11,678	$11,146
Normalized FFO (1) per Diluted Common Share	$0.21	$0.23
Diluted Weighted Average Shares Outstanding	54,891	47,778

UMH Properties, Inc. | Third Quarter FY 2022 Supplemental Information	16

	For the Nine Months Ended
	September 30,
	2022	2021

Total Income	$147,028	$140,121
Total Expenses	$123,670	$114,663
Net Income (Loss) Attributable to Common Shareholders	$(36,548)	$11,839
Net Income (Loss) Attributable to Common Shareholders per Diluted Common Share	$(0.68)	$0.28
FFO (1)	$18,516	$29,058
FFO (1) per Diluted Common Share	$0.34	$0.63
Normalized FFO (1)	$29,348	$30,128
Normalized FFO (1) per Diluted Common Share	$0.54	$0.65
Diluted Weighted Average Shares Outstanding	53,746	46,247

A summary of significant balance sheet information as of September 30, 2022 and December 31, 2021 is as follows (in thousands):

	September 30, 2022	December 31, 2021

Gross Real Estate Investments	$1,297,373	$1,205,091
Marketable Securities at Fair Value	$39,217	$113,748
Total Assets	$1,266,900	$1,270,820
Mortgages Payable, net	$499,697	$452,567
Loans Payable, net	$127,342	$46,757
Bonds Payable, net	$99,022	$-0-
Total Shareholders’ Equity	$511,552	$742,140

Samuel A. Landy, President and CEO, commented on the results of the third quarter of 2022.

“UMH continues to execute on our long-term business plan and is primed for future growth. During the quarter, we:

●	Increased Rental and Related Income by 7%;
●	Increased our rental home portfolio by 142 homes for the quarter and 293 homes from yearend 2021 to approximately 9,000 total rental homes, representing an increase of 3%;
●	Increased Sales of Manufactured Homes by 16% year over year and 29% sequentially;
●	Issued and sold approximately 237,000 shares of Common Stock through an At-the-Market Sale Program for our Common Stock at a weighted average price of $19.60 per share, generating gross proceeds of $4.6 million and net proceeds of $4.5 million, after offering expenses;
●	Acquired two communities containing 538 homesites for a total cost of $27.2 million;
●	Redeemed all 9.9 million issued and outstanding shares of our 6.75% Series C preferred Stock for $247.1 million;
●	Invested $8.0 million in the UMH qualified opportunity zone fund to acquire, develop and redevelop manufactured housing communities located in Qualified Opportunity Zones;
●	Financed four communities and approximately 250 rental homes within those communities for total proceeds of approximately $34 million;
●	Subsequent to quarter end, issued and sold approximately 558,000 shares of Common Stock through an At-the-Market Sale Program for our Common Stock at a weighted average price of $16.26 per share, generating gross proceeds of $9.1 million and net proceeds of $8.9 million, after offering expenses; and
●	Subsequent to quarter end, entered into a Second Amended and Restated Credit Agreement to expand available borrowings from $75 million to $100 million with a $400 million accordion feature, subject to certain conditions, and to extend the maturity date to November 7, 2026, with a one-year extension available at our option.”

UMH Properties, Inc. | Third Quarter FY 2022 Supplemental Information	17

Mr. Landy stated, “We are pleased to complete the recapitalization of our $247.1 million of 6.75% Series C Preferred Stock. Our opportunistic capital raises at the end of 2021 and the beginning of 2022 would not have been possible in the current economic climate. While short-term earnings were negatively impacted, UMH always operates with long-term goals in mind. This recapitalization will allow us to grow earnings throughout the remainder of this year and perpetually into the future. The redemption was completed on July 26, so we did not receive the full benefit in this quarter. Over a full quarter, FFO for Q3 would have increased an additional $0.02 per share. Sequentially, normalized FFO increased by 31%, primarily as a result of this recapitalization.”

“We have strong demand for homes for sale and for rent at all of our locations. We anticipate that rising interest rates will result in more people needing the quality affordable housing that we provide. We are receiving inventory from our manufacturers and are in the process of setting up the homes and increasing occupancy throughout the portfolio. During the quarter, we added 142 rental homes to our portfolio as compared to 96 last year. We anticipate an acceleration in the addition of rental homes in the fourth quarter and into 2023. The availability of inventory has also resulted in an increase in sales. Sales for the quarter increased 16% from a year ago and 29% sequentially, generating sales profits of $919,000.”

“Year to date, we have acquired 5 communities containing 905 sites for a total purchase price of approximately $44 million. These communities have a blended occupancy rate of 53%. The vacant sites give us the opportunity to meaningfully grow occupancy, NOI and property values at these locations. We continue to seek acquisitions that meet our growth criteria. Over the past two years, we have deployed approximately $80 million into acquisitions, expansions and developments that are in the turnaround or infill process and will soon become accretive to earnings.”

“We have a long-term business plan that has proven to produce excellent results for our shareholders and have a positive societal impact. We are well-positioned to take this blueprint and implement it on a national level.”

UMH Properties, Inc. will host its Third Quarter 2022 Financial Results Webcast and Conference Call. Senior management will discuss the results, current market conditions and future outlook on Wednesday, November 9, 2022 at 10:00 a.m. Eastern Time.

The Company’s 2022 third quarter financial results being released herein will be available on the Company’s website at www.umh.reit in the “Financials” section.

To participate in the webcast, select the webcast icon on the homepage of the Company’s website at www.umh.reit, in the Upcoming Events section. Interested parties can also participate via conference call by calling toll free 877-513-1898 (domestically) or 412-902-4147 (internationally).

The replay of the conference call will be available at 12:00 p.m. Eastern Time on Wednesday, November 9, 2022 and can be accessed by dialing toll free 877-344-7529 (domestically) and 412-317-0088 (internationally) and entering the passcode 6545277. A transcript of the call and the webcast replay will be available at the Company’s website, www.umh.reit.

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 132 manufactured home communities (including one community acquired through the opportunity zone fund) containing approximately 25,000 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Michigan, Maryland, Alabama and South Carolina. UMH also has an ownership interest in and operates one community in Florida, containing 219 sites, through its joint venture with Nuveen Real Estate.

UMH Properties, Inc. | Third Quarter FY 2022 Supplemental Information	18

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are based on the Company’s current expectations and involve various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. The risks and uncertainties that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Note:

(1)	Non-GAAP Information: We assess and measure our overall operating results based upon an industry performance measure referred to as Funds from Operations Attributable to Common Shareholders (“FFO”), which management believes is a useful indicator of our operating performance. FFO is used by industry analysts and investors as a supplemental operating performance measure of a REIT. FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), represents net income (loss) attributable to common shareholders, as defined by accounting principles generally accepted in the United States of America (“U.S. GAAP”), excluding extraordinary items, as defined under U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, the change in the fair value of marketable securities, and the gain or loss on the sale of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the NAREIT FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of NAREIT FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities, and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the gains and losses realized on marketable securities investments and the change in the fair value of marketable securities from our FFO calculation. NAREIT created FFO as a non-U.S. GAAP supplemental measure of REIT operating performance. We define Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), as FFO excluding certain one-time charges. FFO and Normalized FFO should be considered as supplemental measures of operating performance used by REITs. FFO and Normalized FFO exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have a different cost basis. However, other REITs may use different methodologies to calculate FFO and Normalized FFO and, accordingly, our FFO and Normalized FFO may not be comparable to all other REITs. The items excluded from FFO and Normalized FFO are significant components in understanding the Company’s financial performance.

FFO and Normalized FFO (i) do not represent Cash Flow from Operations as defined by U.S. GAAP; (ii) should not be considered as alternatives to net income (loss) as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity.

The reconciliation of the Company’s U.S. GAAP net loss to the Company’s FFO and Normalized FFO for the three and nine months ended September 30, 2022 and 2021 are calculated as follows (in thousands):

	Three Months Ended		Nine Months Ended
	9/30/22	9/30/21	9/30/22	9/30/21
Net Income (Loss) Attributable to Common Shareholders	$(9,745)	$(3,403)	$(36,548)	$11,839
Depreciation Expense	12,302	11,380	36,003	33,572
Depreciation Expense from Unconsolidated Joint Venture	90	-0-	257	-0-
Loss on Sales of Depreciable Assets	10	91	96	109
(Increase) Decrease in Fair Value of Marketable Securities	1,230	5,390	43,024	(14,120)
(Gain) Loss on Sales of Marketable Securities, net	6,405	(2,636)	(24,316)	(2,342)
FFO Attributable to Common Shareholders	10,292	10,822	18,516	29,058
Redemption of Preferred Stock	-0-	-0-	8,190	-0-
Non- Recurring Other Expense (2)	1,386	324	2,642	1,070
Normalized FFO Attributable to Common Shareholders	$11,678	$11,146	$29,348	$30,128

The diluted weighted shares outstanding used in the calculation of FFO per Diluted Common Share and Normalized FFO per Diluted Common Share were 55.6 million and 54.7 million shares for the three and nine months ended September 30, 2022, respectively, and 49.1 million and 46.2 million shares for the three and nine months ended September 30, 2021, respectively. Common stock equivalents resulting from stock options in the amount of 728,000 million and 956,000 shares for the three and nine months ended September 30, 2022, and 1.3 million shares for the three months ended September 30, 2021 were excluded from the computation of Diluted Net Income (Loss) per Share as their effect would have been anti-dilutive. Common stock equivalents resulting from stock options in the amount of 1.0 million shares for the nine months ended September 30, 2021 were included in the computation of Diluted Net Income (Loss) per share.

(2)	For the three and nine months ended September 30, 2022, consists of special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing, which are being expensed over the vesting period ($431 and $1,293, respectively) and non-recurring expenses for the joint venture with Nuveen ($2 and $54, respectively), early extinguishment of debt ($2 and $195, respectively), one-time legal fees ($38 and $187, respectively), fees related to the establishment of the OZ Fund ($893) and costs associated with acquisition not completed ($20). For 2021, consists of special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing, which are being expensed over the vesting period.

UMH Properties, Inc. | Third Quarter FY 2022 Supplemental Information	19

The following are the cash flows provided by (used in) operating, investing and financing activities for the nine months ended September 30, 2022 and 2021 (in thousands):

	2022	2021
Operating Activities	$5,083	$46,250
Investing Activities	(58,435)	(63,987)
Financing Activities	(577)	79,614

# # # #

UMH Properties, Inc. | Third Quarter FY 2022 Supplemental Information	20